     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------


                                RAILAMERICA, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                                 65-0328006
-------------------------------                           ----------------------
(STATE OR OTHER JURISDICTION OF                                (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

                           301 YAMATO ROAD, SUITE 1190
                              BOCA RATON, FL 33431
                     ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              STOCK INCENTIVE PLAN
                            ------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------


                                 GARY O. MARINO
           CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND TREASURER
                                RAILAMERICA, INC.
                           301 YAMATO ROAD, SUITE 1190
                            BOCA RATON, FLORIDA 33431
           ----------------------------------------------------------
                     (Name and address of agent for service)

                                 (561) 994-6015
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              GARY M. EPSTEIN, ESQ.
                           GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0894

                               -------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                      PROPOSED MAXIMUM            PROPOSED
   TITLE OF SECURITIES          AMOUNT TO BE           OFFERING PRICE        MAXIMUM AGGREGATE        AMOUNT OF
     TO BE REGISTERED            REGISTERED            PER SHARE (1)         OFFERING PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

COMMON STOCK,
  $.001 PAR VALUE.........      50,000 SHARES             $5.00                   $250,000               $76
====================================================================================================================
(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of sale price of the
Common Stock on August 28, 1997 for an aggregate of 50,000 shares being registered, which will be granted under the Stock Incentive Plan.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

     (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as amended;

     (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1996; and

     (c) the descriptions of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-2 (File No. 333-22479) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under Section 145 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant has also entered into agreements with certain of its officers and directors wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

     The Registrant's Amended and Restated Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit. The Registration's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify its Directors and Officers to the fullest extent permitted by Delaware law, except against actions by the Registrant approved by the Board of Directors, requires the Registrant to advance expenses to such Directors and Officers to defend any action for which rights of indemnification are provided in the Certificate of Incorporation, and also permits the Board of Directors to grant such rights to its employees and agents.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

     See "Exhibit Index" on page II-4 below.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, as of the 29th day of August, 1997.

                                       RAILAMERICA, INC.

                                       By:/s/ GARY O. MARINO
                                          -------------------------------------
                                          Gary O. Marino, Chairman, President,
                                          Chief Executive Officer and Treasurer
                                          (Duly Authorized Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary O. Marino and Larry W. Bush his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of August 29, 1997.

       NAME                            TITLE                         DATE


/s/ Gary O. Marino             Chairman, President, Chief        August 29, 1997
----------------------      Executive Officer and Treasurer
Gary O. Marino             Principal Executive Officer and
                             Principal Financial Officer


/s/ John H. Marino               Vice Chairman, Senior           August 29, 1997
----------------------        Transportation Officer and
John H. Marino                   Assistant Secretary


/s/ Douglas R. Nichols                Director                   August 29, 1997
----------------------
Douglas R. Nichols


/s/ Richard Rampell                   Director                   August 29, 1997
----------------------
Richard Rampell


/s/ Donald D. Redfearn         Executive Vice President          August 29, 1997
----------------------             and Director
Donald D. Redfearn


/s/ John M. Sullivan                  Director                   August 29, 1997
----------------------
John M. Sullivan


/s/ Charles Swinburn                  Director                   August 29, 1997
----------------------
Charles Swinburn


/s/ Robert F. Toia                    Director                   August 29, 1997
----------------------
Robert F. Toia


/s/ Larry W. Bush                    Controller                  August 29, 1997
----------------------     (Principal Accounting Officer)
Larry W. Bush

                                  EXHIBIT INDEX

EXHIBIT                                                               SEQUENTIAL
NUMBER                       DESCRIPTION                                PAGE NO.

 4.1  Registrant's Amended and Restated Articles of Incorporation
      (1)

 4.2  Registrant's Bylaws (2)

 4.3  Stock Incentive Plan

 5.1  Opinion of Greenberg Traurig Hoffman Lipoff Rosen &
      Quentel, P.A.

23.1  Consent of Coopers & Lybrand LLP

23.2  Consent of Greenberg Traurig Hoffman Lipoff Rosen &
      Quentel, P.A.(contained in its opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney is included in the Signatures section of this Registration Statement

----------------------------

(1) Incorporated by reference to Exhibit 4.1 filed with the Registrant's Form 10-QSB (File No.0-20618)

(2) Incorporated by reference to Exhibit 4.2 filed with the Registrant's Form 10-QSB (File No.0-20618)